UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 6, 2010

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

SL Green Operating Partnership, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	33-167793-02	13-3960398
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

Reckson Operating Partnership, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-13762	11-3233647
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

On October 6, 2010, SL Green Realty Corp. (the “Company”) announced that its operating partnership, SL Green Operating Partnership, L.P. (“SL Green OP”), priced $300,000,000 aggregate principal amount of 3.00% exchangeable senior notes due 2017 (the “Notes”).  SL Green OP has granted the initial purchaser an option to purchase up to an additional $45,000,000 aggregate principal amount of the Notes to cover over-allotments.  Reckson Operating Partnership, L.P., a wholly-owned subsidiary of SL Green OP, will provide an unconditional unsubordinated guarantee of SL Green OP’s obligations with respect to the Notes.

The Notes are exchangeable for cash and, if applicable, shares of common stock, par value $0.01 per share, of the Company. If settled in stock, the Company will deliver shares of its common stock to satisfy any future exchange of the Notes. The transaction is expected to close on or about October 12, 2010, subject to customary closing conditions.

The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

A copy of the press release announcing the pricing, and which describes the pricing in greater detail, is hereby incorporated by reference and attached hereto as Exhibits 99.1.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit
99.1	Press Release announcing pricing of the Notes offering, dated October 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

SL GREEN OPERATING PARTNERSHIP, L.P.
By: SL GREEN REALTY CORP.

/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

RECKSON OPERATING PARTNERSHIP, L.P. By: WYOMING ACQUISITION GP LLC

/s/ Gregory F. Hughes
Gregory F. Hughes
Treasurer

Date: October 6, 2010